UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2010
CORE-MARK HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51515	20-1489747

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 415, South San Francisco, California	94080

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 589-9445
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 2, 2010, Core-Mark Holding Company, Inc. and certain of its subsidiaries, JPMorgan Chase Bank, N.A., as agent, and the requisite majority of Lenders entered into a Third Amendment to Credit Agreement (“the Third Amendment”) amending the Company’s Credit Agreement dated as of October 12, 2005. The Third Amendment, among other things, extended the Company’s credit facility for four years and decreased the Lenders’ revolving loan commitments by $50 million to $200 million. The amended credit facility expires on February 2, 2014.
The foregoing description of the terms of the Third Amendment is qualified in its entirety by reference to the full text of the Third Amendment which can be found as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following is filed as an exhibit to this report:

Number	Description
10.1	Third Amendment to Credit Agreement, dated as of February 2, 2010, by and among Core-Mark Holding Company, Inc. and certain of its subsidiaries, JPMorgan Chase Bank, N.A., as agent, and certain Lenders a party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 4, 2010

CORE-MARK HOLDING COMPANY, INC.
By:	/s/ Stacy Loretz-Congdon
	Name:	Stacy Loretz-Congdon
	Title:	Chief Financial Officer

EXHIBIT INDEX

Number	Description
10.1	Third Amendment to Credit Agreement, dated as of February 2, 2010, by and among Core-Mark Holding Company, Inc. and certain of its subsidiaries, JPMorgan Chase Bank, N.A., as agent, and certain Lenders a party thereto.

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